Exhibit 99.1

www.ball.com	Ann T. Scott ascott@ball.com Media Contact: Renee Robinson rarobins@ball.com
News Release For Immediate Release www.ball.com	Investor Relations: Ann T. Scott 303-460-3537, ascott@ball.com Media Contact: Renee Robinson 303-460-2476, rarobins@ball.com

Ball Corporation Board Declares Quarterly Dividend, Elects Todd A. Penegor as Director

BROOMFIELD, Colo., Oct. 23, 2019 — Ball Corporation’s (NYSE: BLL) board of directors today declared a cash dividend of 15 cents per share, payable Dec. 16, 2019, to shareholders of record as of Dec. 2, 2019.

The board also elected Todd A. Penegor, president and CEO of The Wendy’s Company, to serve as a director of the corporation.

Penegor, 54, joined Wendy’s as senior vice president and chief financial officer in 2013, and was named to his current role in 2016. He previously served in key leadership roles at Kellogg Company, where he worked for 13 years, and Ford Motor Company, where he worked for 12 years.

“As the CEO of a global restaurant company known for his ability to lead sustainable growth while fostering a culture where employees feel empowered, valued and encouraged to be their very best, Todd is an excellent addition to our board of directors as we focus on our long-term growth plans and increasing value creation for our shareholders,” said John A. Hayes, Ball’s chairman, president and chief executive officer.

Ball will announce its third quarter 2019 earnings on Thursday, Oct. 31, 2019. Conference call details are below.

Conference Call Details

Ball Corporation (NYSE: BLL) will announce its third quarter 2019 earnings on Thursday, Oct. 31, 2019, before trading begins on the New York Stock Exchange. At 9 a.m. Mountain time on that day (11 a.m. Eastern), Ball will hold its regular quarterly conference call on the company’s results and performance. The North American toll-free number for the call is 800-269-0310. International callers should dial 312-281-2959. Please use the following URL for a webcast of the live call:

https://edge.media-server.com/mmc/p/m98htnky

For those unable to listen to the live call, a taped replay will be available from 11 a.m. Mountain time on Oct. 31, 2019, until 11 a.m. Mountain time on Nov. 7, 2019. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21930667. A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com/investors under “news and presentations.”

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 17,500 people worldwide and 2018 net sales were $11.6 billion. For more information, visit www.ball.com,  or connect with us on Facebook or Twitter.

 Forward-Looking Statements

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," "targets," "likely," "positions" and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials and logistics; competitive packaging, pricing and substitution; changes in climate and weather; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation; power and supply chain interruptions; potential delays and tariffs related to the U.K’s departure from the EU; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions in any country affecting goods produced by us or in our supply chain, including imported raw materials, such as pursuant to Section 232 of the U.S. Trade Expansion Act of 1962 or Section 301 of Trade Act of 1974; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit; reduced cash flow; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, including with respect to the Rexam PLC acquisition, its integration, the associated divestiture, and their effects on our operating results and business generally.

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